UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

May 10, 2013

PETROQUEST ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714
(State of Incorporation)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Failure to Satisfy a Continued Listing Rule or Standard.

On May 10, 2013, PetroQuest Energy, Inc. (the “Company”) received a letter from the New York Stock Exchange (the “NYSE”) as a result of the Company’s failure to provide timely notice to the NYSE of the record date for the Company’s 2013 Annual Meeting of Stockholders to be held on May 21, 2013 (the “Annual Meeting”). The NYSE Listed Company Manual requires that notice of the record date be provided to the NYSE at least ten days prior to the record date.

The Company has investigated this matter and determined that the reporting of the incorrect record date was a result of a clerical error. The record date submitted in the Company’s filing with the NYSE on January 31, 2013 was March 11, 2013; however, the actual record date is March 25, 2013. The letter from the NYSE was issued pursuant to Section 303.A.13 of the NYSE Listed Company Manual.

The Company notes that this was an isolated incident and that the letter from the NYSE states that the Company has not fallen below any financial or other continued listing standards. The Company believes it has been and is in compliance with all other NYSE listing standards.

[Signature page follows]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2013

PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer